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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements of Johnson & Johnson on Form S-8 (File No. 33-52252, 33-40294, 33-40295, 33-32875, 033-59009, 333-38055, 333-40681, 333-26979 and 333-39238),
Form S-3 (File No. 333-91349, 33-55977 and 33-47424) and Form S-4 (File No.
33-57583, 333-00391, 333-38097, 333-30081, 333-86611, 333-94367 and 333-56034)
and related Prospectuses, of our reports dated January 22, 2001, on our audits of the consolidated financial statements and financial statement schedule of Johnson & Johnson and subsidiaries as of December 31, 2000 and January 2, 2000, and for each of the three years in the period ended December 31, 2000, which reports are included or incorporated by reference in this Annual Report on Form 10-K.

[PricewaterhouseCooper LLP]

New York, New York
March 29, 2001